EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Market Neutral Fund
File Number: 811-08631
Registrant CIK Number: 0001054424

Sub-Item 77Q3

Exhibit 77Q3-2

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 73B, 73C, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2
Series 1 - All Classes zero


73A1/72A2
Series 1 - All Classes zero


74U1/74U2-
Series 1 - Class A 9,360, Class B 680, Class C 3,531.


74V1/74V2-
Series 1 - Class A $11.87, Class B $11.55 Class C $11.49